UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2021

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification No.)
6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)
	(405)	848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02. Results of Operations and Financial Condition.

On February 2, 2021, Chesapeake Energy Corporation (the “Company”) announced updated acreage and production volumes for each of its five geographic operating areas.

•Appalachia: As of December 31, 2020, the Company holds approximately 540,000 net acres, producing an average of approximately 1,110 million cubic feet of natural gas per day in the fourth quarter of 2020.
•Gulf Coast: As of December 31, 2020, the Company holds approximately 225,000 net acres, producing approximately 558 million cubic feet of natural gas per day in the fourth quarter of 2020.
•Eagle Ford Shale: As of December 31, 2020, the Company holds approximately 220,000 net acres in South Texas, producing approximately 84 thousand barrels of oil equivalent per day in the fourth quarter of 2020, the majority of which is crude oil.
•Brazos Valley: As of December 31, 2020, the Company holds approximately 420,000 net acres in the Brazos Valley primarily targeting the Eagle Ford Shale oil formation, producing approximately 41 thousand barrels of oil equivalent per day in the fourth quarter of 2020, the majority of which is crude oil.
•Powder River Basin: As of December 31, 2020, the Company holds approximately approximately 190,000 net acres in Wyoming’s Powder River Basin, producing approximately 22 thousand barrels of oil equivalent per day in the fourth quarter of 2020, the majority of which is crude oil and NGLs.
Also included in this filing as Exhibit 99.2 is the report of independent petroleum engineers, geologists and geophysicists, LaRoche Petroleum Consultants, Ltd.

Item 7.01. Regulations FD Disclosure.

On February 2, 2021, the Company issued a release announcing the commencement of a proposed private offering of $500,000,000 in aggregate principal amount of senior unsecured notes due 2026 and $500,000,000 in aggregate principal amount of senior unsecured notes due 2029 (together, the “Notes”). A copy of the press release is included as Exhibit 99.1 hereto and incorporated herein by reference.
Additionally, on February 2, 2021, the Company posted an updated investor presentation to the Investor Presentations section of the Company’s website: http://www.chk.com/investors/presentations.
The information in this Form 8-K is being furnished, not filed, pursuant to Items 2.02 and 7.01. Accordingly, the information will not be incorporated by reference into any document filed by Chesapeake Energy Corporation under the Securities Act of 1933, as amended, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Document Description
99.1	Press Release dated February 2, 2021.
99.2	Report of Independent Petroleum Engineers, Geologists and Geophysicists, LaRoche Petroleum Consultants, Ltd., dated January 29, 2021.
23.1	Consent of LaRoche Petroleum Consultants, Ltd.
104.0	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President — General Counsel and Corporate Secretary
Date:  February 2, 2021